Exhibit 99.1

BioSpecifics Technologies Corp. Announces Board Authorization of up to $2 Million Share Repurchase Program

LYNBROOK, N.Y., June 4, 2010 -- BioSpecifics Technologies Corp. (Nasdaq: BSTC; the "Company"), a biopharmaceutical company developing first in class collagenase-based products, today announced that its Board of Directors has authorized the repurchase of up to $2 million of its outstanding common stock. This decision reflects the Company's continued commitment to increasing value for its stockholders and its confidence that it will achieve its goals.

Pursuant to the repurchase program, over the next year the Company plans to repurchase stock through a broker in the open market, provided that the timing, actual number and price per share of the stock to be purchased will be subject to market conditions, applicable legal requirements, including Rule 10b-18 of the Securities and Exchange Act of 1934, as amended, and various other factors. The Company intends to hold any reacquired stock in treasury. The repurchase program may be suspended or discontinued at any time by the Company. BioSpecifics has no obligation to repurchase stock under the repurchase program.

As of March 31, 2010, the Company had 6,213,995 shares of stock outstanding.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for eleven clinical indications, three of which include: Dupuytren's contracture; Peyronie's disease; and frozen shoulder (adhesive capsulitis). Its strategic partner Auxilium Pharmaceuticals, Inc. has gained approval of XIAFLEX™ from the FDA in the U.S. for the treatment of Dupuytren's contracture. Pfizer, Inc. is responsible for marketing XIAFLEX in Europe. More information about the Company may be found on its website at www.biospecifics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding the Company's strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, its expected revenue growth, and any other statements containing the words "believes," "expects," "anticipates," "plans," "estimates" and similar expressions, are forward-looking statements. There are a number of important factors that could cause its actual results to differ materially from those indicated by such forward-looking statements, including the statements made by BioSpecifics and by its partner Auxilium regarding XIAFLEX as a major breakthrough for patients with Dupuytren's contracture; the distribution network for XIAFLEX; the number of patients with Dupuytren's contracture in the U.S.; the ability to obtain regulatory approval of XIAFLEX in the U.S. for Peyronie's disease and the ability of Pfizer to obtain regulatory approval of XIAFLEX in its territory for Dupuytren's contracture and Peyronie's disease, which will determine the amount of milestone, royalty and sublicense income payments it may receive; the amount of earn out payments it may receive from DFB Biotech, Inc. and its affiliates; whether Auxilium exercises its option under the Company's license and development agreement for additional indications; the potential benefits of its existing license and development agreements; its estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and other risk factors identified in the Company's Form 10-K for the year ended December 31, 2009 filed with the SEC. There may be additional risks that BioSpecifics does not currently know or that BioSpecifics currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect; therefore, any such factors or forward-looking statements should not be relied upon. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Contact:

BioSpecifics Technologies Corp.
Thomas L. Wegman, President
(516) 593-7000
thomas_wegman@biospecifics.com